- Consent of Independent Registered Public Accounting Firm -

The Board of Directors and Stockholders
Teche Holding Company

We consent to the incorporation by reference in the registration statements No. 333-87354, 333-55913, 333-95583 and 333-125218 on Form S-8 of Teche Holding Company of our report dated December 17, 2010 with respect to the consolidated financial statements of Teche Holding Company, incorporated by reference in the 2010 Annual Report on Form 10-K of Teche Holding Company.

Atlanta, Georgia
December 17, 2010